SLM Student Loan Trust 2002-8 Quarterly Servicing Report

Collection Period 06/01/2005 - 08/31/2005 Distribution Date 09/15/2005

Indenture Trustee: Bank of New York

I. Deal Parameters

A	Student Loan Portfolio Characteristics		12/18/2002	05/31/2005	08/31/2005

	Principal Balance		$1,135,254,917.81	$481,157,176.40	$376,197,853.65
	Interest to be Capitalized Balance		35,004,492.82	10,909,855.02	7,473,237.63

	Pool Balance		$1,170,259,410.63	$492,067,031.42	$383,671,091.28
	Specified Reserve Account Balance		2,925,649.00	1,230,167.58	- N/A -

	Adjusted Pool (1)		$1,173,185,059.63	$493,297,199.00	$383,671,091.28

	Weighted Average Coupon (WAC)		3.99%	3.41%	5.34%
	Weighted Average Remaining Term		126.95	112.87	110.99
	Number of Loans		286,902	155,195	129,504
	Number of Borrowers		133,257	78,709	66,838

	Since Issued CPR			24.60%	29.93%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	06/15/2005		09/15/2005

	A1	78442GEZ5	$—		$—
	A2	78442GFA9	$—		$—
	A3	78442GFB7	$39,335,199.00		$—
	A4	78442GFC5	$418,503,000.00		$348,212,091.28
	B	78442GFD3	$35,459,000.00		$35,459,000.00

C	Account Balances		06/15/2005		09/15/2005

	Reserve Account Balance		$1,230,167.58		$1,170,259.00

D	Asset/Liability		06/15/2005		09/15/2005

	Adjusted Pool Balance		$493,297,199.00		$383,671,091.28
	Total Notes		$493,297,199.00		$383,671,091.28
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 06/01/2005 through 08/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,163,031.30
	Guarantor Principal	3,984,661.01
	Consolidation Activity Principal	97,166,433.28
	Seller Principal Reimbursement	44.53
	Servicer Principal Reimbursement	37.65
	Rejected Claim Repurchased Principal	17,589.26
	Other Principal Deposits	62,473.44

	Total Principal Receipts	$108,394,270.47

B	Student Loan Interest Receipts
	Borrower Interest	1,291,006.67
	Guarantor Interest	102,466.43
	Consolidation Activity Interest	2,242,375.10
	Special Allowance Payments	2,507,795.42
	Interest Subsidy Payments	802,884.27
	Seller Interest Reimbursement	5,296.41
	Servicer Interest Reimbursement	18,296.30
	Rejected Claim Repurchased Interest	1,393.68
	Other Interest Deposits	172,705.96

	Total Interest Receipts	$7,144,220.24

C	Reserves in Excess of the Requirement	$59,908.58

D	Interest Rate Swap Proceeds	$—

E	Investment Income	$564,863.31

F	Funds Borrowed from Next Collection Period	$—

G	Funds Repaid from Prior Collection Period	$—

H	Loan Sale or Purchase Proceeds	$—

I	Initial Deposits to Collection Account	$—

J	Other Deposits	$49,906.58

	Less: Funds Previously Remitted:
	Servicing Fees	$(694,509.59)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(694,509.59)

K	AVAILABLE FUNDS	$115,518,659.59

L	Non-Cash Principal Activity During Collection Period	$(3,434,947.72)

M	Non-Reimbursable Losses During Collection Period	$—

N	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$35,754.03

O	Aggregate Loan Substitutions	$—

Trust 2002-8 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

III.  2002-8 Portfolio Characteristics

		08/31/2005				05/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.74%	14,414	$41,231,820.50	10.960%	2.82%	22,878	$71,662,542.06	14.894%

	GRACE	4.74%	9,691	$33,909,851.43	9.014%	2.82%	12,179	$39,289,718.18	8.166%

	DEFERMENT	4.97%	20,291	$67,414,787.99	17.920%	3.09%	22,800	$87,772,020.98	18.242%

REPAYMENT:	CURRENT	5.71%	53,226	$123,931,490.81	32.943%	3.81%	61,202	$150,265,788.79	31.230%

	31-60 DAYS DELINQUENT	5.60%	5,186	$16,836,888.18	4.476%	3.71%	4,750	$14,166,116.14	2.944%

	61-90 DAYS DELINQUENT	5.62%	3,345	$10,408,328.96	2.767%	3.66%	3,020	$8,559,003.61	1.779%

	91-120 DAYS DELINQUENT	5.60%	2,020	$6,158,465.85	1.637%	3.71%	1,971	$5,814,488.47	1.208%

	> 120 DAYS DELINQUENT	5.54%	6,530	$19,076,153.96	5.071%	3.65%	6,537	$19,470,870.46	4.047%

	FORBEARANCE	5.59%	13,976	$54,880,220.42	14.588%	3.70%	19,055	$81,812,702.06	17.003%

	CLAIMS IN PROCESS	5.51%	824	$2,347,091.77	0.624%	3.77%	795	$2,323,582.61	0.483%

	AGED CLAIMS REJECTED	6.10%	1	$2,753.78	0.001%	4.12%	8	$20,343.04	0.004%

TOTAL			129,504	$376,197,853.65	100.00%		155,195	$481,157,176.40	100.00%

* Percentages may not total 100% due to rounding

Trust 2002-8 Quarterly Sen/icing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

IV. 2002-8 Portfolio Characteristics (cont’d)

	08/31/2005	05/31/2005
Pool Balance	$383,671,091.28	$492,067,031.42
Total # Loans	129,504	155,195
Total # Borrowers	66,838	78,709
Weighted Average Coupon	5.34%	3.41%
Weighted Average Remaining Term	110.99	112.87
Non-Reimbursable Losses	$—	$97.05
Cumulative Non-Reimbursable Losses	$222,728.77	$222,728.77
Since Issued CPR	29.93%	24.60%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$18,982.94	$—
Cumulative Rejected Claim Repurchases	$33,724.62	$14,741.68
Cumulative Claims Filed	$33,404,183.18	$29,390,410.32
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$3,960,913.34	$3,444,889.83
Interest Subsidy Payments Accrued	$924,432.24	$837,967.17
Special Allowance Payments Accrued	$1,260,283.84	$2,498,068.61

Trust 2002-8 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

V. 2002-8 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.35%	80,107	$203,005,262.75	53.962%
	- GSL - Unsubsidized	5.27%	47,199	165,279,912.83	43.934%
	- PLUS Loans	6.22%	987	4,222,063.63	1.122%
	- SLS Loans	6.66%	1,211	3,690,614.44	0.981%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.34%	129,504	$376,197,853.65	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.34%	100,955	$316,985,178.67	84.260%
	- Two Year	5.29%	22,267	45,906,741.70	12.203%
	- Technical	5.49%	6,276	13,254,779.86	3.523%
	- Other	5.90%	6	51,153.42	0.014%

	Total	5.34%	129,504	$376,197,853.65	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued	3,960,913.34
	Interest Subsidy Payments Accrued	$924,432.24
	Special Allowance Payments Accrued	$1,260,283.84
	Investment Income	$564,863.31

	Net Expected Interest Collections	$6,710,492.73
	Accrual Daycount Fraction	0.255555556
	Primary Servicing Fee	$992,651.67
	Admin Fee	$20,000.00
	Swap Fees	$6,303.24
	Pool Balance at Beginning of Collection Pd	$492,067,031.42
	Student Loan Rate	4.52606%

*     Percentages may not total 100% due to rounding.

Trust 2002-8 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VI. 2002-8 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$115,518,659.59
A	Primary Servicing Fee	$298,142.08	$115,220,517.51
B	Administration Fee	$20,000.00	$115,200,517.51
C	Swap Fees	$6,303.24	$115,194,214.27
D	Class A Noteholders’ Interest Distribution Amount	$4,213,759.42	$110,980,454.85
E	Class B Noteholders’ Interest Distribution Amount	$354,314.21	$110,626,140.64
F	Class A Noteholders’ Principal Distribution Amount	$109,626,107.72	$1,000,032.92
G	Class B Noteholders’ Principal Distribution Amount	$—	$1,000,032.92
H	Reserve Account Reinstatement	$—	$1,000,032.92
I	Swap Payment Reimbursement	$—	$1,000,032.92
J	Carryover Servicing Fee	$—	$1,000,032.92
K	Excess Distribution	$1,000,032.92	$—

Trust 2002-8 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VII. 2002-8 Distributions

A	Note Distribution Amounts	A3	A4	B

	Cusip/Isin	78442GFB7	78442GFC5	78442GFD3
	Beginning Balance	$39,335,199.00	$418,503,000.00	$35,459,000.00
	Index	LIBOR	LIBOR	LIBOR
	Spread/Fixed Rate	0.10%	0.20%	0.50%
	Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
	Accrual Period Begin	06/15/2005	06/15/2005	06/15/2005
	Accrual Period End	09/15/2005	09/15/2005	09/15/2005
	Daycount Fraction	0.25555556	0.25555556	0.25555556
	Interest Rate	3.51000%	3.61000%	3.91000%
	Accrued Interest Factor	0.008970000	0.009225556	0.009992222
	Current Interest Due	$352,836.74	$3,860,922.68	$354,314.21
	Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
	Total Interest Due	$352,836.74	$3,860,922.68	$354,314.21
	Interest Paid	$352,836.74	$3,860,922.68	$354,314.21
	Interest Shortfall	$—	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
	Current Interest Carryover Due	$—	$—	$—
	Interest Carryover Paid	$—	$—	$—
	Unpaid Interest Carryover	$—	$—	$—
	Principal Paid	$39,335,199.00	$70,290,908.72	$—
	Ending Principal Balance	$—	348,212,091.28	$35,459,000.00
	Paydown Factor	0.227371092	0.167957957	0.000000000
	Ending Balance Factor	0.000000000	0.832042043	1.000000000

Trust 2002-8 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VII. 2002-8 Distributions (contd)

B	Interest Rate Swaps
		A3	A4	B

	Student Loan Rate	4.52606%	4.52606%	4.52606%
	Interest Rate Excess Over Student Loan Rate	0.00000%	0.00000%	0.00000%

	Swap Counterparty	DEUTSCHE BANK NY	DEUTSCHE BANK NY	DEUTSCHE BANK NY
	Swap Notional	$13,111,733.00	$139,501,000.00	$11,819,666.70
	Swap Payments Due Trust	$—	$—	$—
	Swap Fee Pay Rate	0.00500%	0.00500%	0.00500%
	Swap Fees Due Counterparty	$167.54	$1,782.51	$151.03
	Swap Fees Paid Counterparty	$167.54	$1,782.51	$151.03
	Swap Payment Reimbursement Due Counterparty	$—	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—	$—

	Swap Counterparty	MERRILL LYNCH CAPITAL SERVICES	MERRILL LYNCH CAPITAL SERVICES	MERRILL LYNCH CAPITAL SERVICES
	Swap Notional	$13,111,733.00	$139,501,000.00	$11,819,666.70
	Swap Payments Due Trust	$—	$—	$—
	Swap Fee Pay Rate	0.00500%	0.00500%	0.00500%
	Swap Fees Due Counterparty	$167.54	$1,782.51	$151.03
	Swap Fees Paid Counterparty	$167.54	$1,782.51	$151.03
	Swap Payment Reimbursement Due Counterparty	$—	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—	$—

	Swap Counterparty	MORGAN STANLEY CAPITAL SERVICES	MORGAN STANLEY CAPITAL SERVICES	MORGAN STANLEY CAPITAL SERVICES
	Swap Notional	$13,111,733.00	$139,501,000.00	$11,819,666.70
	Swap Payments Due Trust	$—	$—	$—
	Swap Fee Pay Rate	0.00500%	0.00500%	0.00500%
	Swap Fees Due Counterparty	$167.54	$1,782.51	$151.03
	Swap Fees Paid Counterparty	$167.54	$1,782.51	$151.03
	Swap Payment Reimbursement Due Counterparty	$—	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—	$—

Trust 2002-8 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VIII. 2002-8 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$493,297,199.00
	Current Adjusted Pool Balance	$383,671,091.28
	Current Principal Due	$109,626,107.72
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$109,626,107.72

	Principal Paid	$109,626,107.72
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,230,167.58
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	0.00

	Balance Available	$1,230,167.58
	Required Reserve Acct Balance	$1,170,259.00
	Release to Collection Account	$59,908.58
	Ending Reserve Account Balance	$1,170,259.00

Page 9 of 9	Trust 2002-8 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005